--------------------------------------------------------------------------------
                               PRELIMINARY COPY
These materials constitute preliminary proxy materials filed with respect to the forthcoming special meeting of stockholders. Certain information is presented as it is expected to exist when (and if) definitive proxy materials are mailed to stockholders, and will be revised to reflect actual circumstances at that time.
--------------------------------------------------------------------------------

                                 SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for use of the
     Commission only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE RIGHT START, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                             THE RIGHT START, INC.
                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361



                                                                   June __, 1998


DEAR SHAREHOLDERS:

     Our Annual Meeting of Shareholders will be held on June 29, 1998, at 9:00 a.m., at The Right Start retail store located at 2001 North Sepulveda Boulevard, Manhattan Beach, California. We urge you to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key personnel responsible for management of your Company, to show you a Right Start store and to answer any questions you may have.

     The formal Notice of Meeting, the Proxy Statement and the proxy card are enclosed. A copy of the Annual Report to Shareholders describing the Company's operations during the fiscal year ended January 31, 1998 is also enclosed.

     We hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

     If you have shares in more than one name or if your stock is registered in more than one way, you may receive more than one copy of the proxy materials.
If so, please sign and return each of the proxy cards you receive so that all of your shares may be voted. We look forward to meeting you at the June 29, 1998 Annual Meeting of Shareholders.

                                    Very truly yours,



                                    Jerry R. Welch
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                             THE RIGHT START, INC.
                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              ___________________

                            TO BE HELD JUNE 29, 1998

     The Annual Meeting of The Right Start, Inc. (the "Company") will be held at The Right Start retail store located at 2001 North Sepulveda Boulevard, Manhattan Beach, California on June 29, 1998, at 9:00 a.m. for the following purposes:

          1. To elect six (6) directors to hold office until the next annual meeting and until their successors are elected;

          2. To ratify the appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending January 30, 1999 (Proposal 1);

          3. To approve a proposed amendment to the Company's 1991 Employee Stock Option Plan (the "1991 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1991 Plan (Proposal
     2);

          4. To approve a proposed amendment to the Company's 1995 Non-Employee Director Plan (the "1995 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1995 Plan (Proposal 3);

          5. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to authorize 250,000 shares of "blank check" preferred stock (Proposal 4);

          6. To ratify the Company's Plan of Recapitalization as summarized in the Amended Letter Agreement (Proposal 5); and

          7. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on June __, 1998, is the date of record for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     All shareholders are urged to attend the meeting in person or by proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID RETURN ENVELOPE. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

                                       By Order of The Board of Directors


                                       Gina M. Shauer
                                       Secretary
Westlake Village, California
June __, 1998

                             THE RIGHT START, INC.
                                 _____________

                                PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING


SOLICITATION AND REVOCATION OF PROXIES

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of The Right Start, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on the 29th day of June, 1998 at 9:00 a.m. and at any and all adjournments thereof.

     The persons named as proxies were designated by the Board of Directors and are officers or directors of the Company. Any Proxy may be revoked or superseded by executing a proxy bearing a later date or by giving notice of revocation in writing prior to, or at, the Annual Meeting, or by attending the Annual Meeting and voting in person. All proxies which are properly completed, signed and returned to the Company prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the Proxy. If a choice is not specified in the Proxy, the Proxy will be voted FOR the election of the director nominees listed below, FOR Proposal 1 to ratify the appointment of Price Waterhouse LLP as independent auditors for the Company, FOR Proposal 2 to approve a proposed amendment to the Company's 1991 Employee Stock Option Plan (the "1991 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1991 Plan, FOR Proposal 3 to approve a proposed amendment to the Company's 1995 Non-Employee Director Stock Option Plan (the "1995 Plan") increasing the maximum aggregate number of shares of the Company's common stock subject to the 1995 Plan, FOR Proposal 4 to approve an amendment to the Company's Amended and Restated Articles of Incorporation to authorize 250,000 shares of "blank check" preferred stock, and FOR Proposal 5 to ratify the Company's Plan of Recapitalization as summarized in the Amended Letter Agreement. "Broker non-votes" will be counted for general quorum purposes but will not be considered as present and entitled to vote.

     This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about June __, 1998. The entire cost of the solicitation of proxies will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's common stock. It is contemplated that this solicitation will be primarily by mail. In addition, some of the officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile, telegraph or cable.

VOTING AT THE MEETING

     The shares of common stock constitute the only class of securities of the Company entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on June __, 1998 will be entitled to vote at the meeting or any adjournment or postponement thereof. As of May 12, 1998, there were 10,103,639 shares of common stock issued and outstanding, each share being entitled to one vote on each matter to be voted upon, except that voting for directors may be cumulative. A shareholder intending to cumulate votes for directors must notify the Company of such intention at the meeting prior to commencement of the voting for directors. If any shareholder has given such notice, every shareholder may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among two or more candidates.

     Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed Proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees to the Board of Directors as possible.

     The election of directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. The approval of Proposal 1, Proposal 2, Proposal 3, Proposal 4 and

Proposal 5 will require the affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on such proposal.


                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information, as of May 4, 1998, with respect to all those known by the Company to be the beneficial owners of more than 5% of its outstanding common stock, each director who owns shares of common stock, each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), and all directors and executive officers of the Company as a group. The following table also sets forth certain information on a pro forma basis which information gives effect to the Recapitalization (as defined in Shareholder Proposal 5 below), as if the Recapitalization had been approved by the Company's shareholders and fully consummated on May 4, 1998.

                                                                                      Pro forma for
                                                                                    Recapitalization
                                                                            ---------------------------------
                                               Amount and                    Amount and
                                               Nature of                     Nature of
                                               Beneficial     Percent of     Beneficial
Name and Address of Beneficial Owner          Ownership (1)      Class      Ownership(1)    Percent of Class
-------------------------------------------   -------------   -----------   -------------   -----------------

Richard A. Kayne (2)                             4,680,458          45.4%    8,848,354            61.9%
KAIM Non-Traditional, L.P.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Cahill, Warnock Strategic Partners Fund,           988,333           8.9%      746,667             6.9%
 L.P. (3)
One South Street, Suite 2150
Baltimore, MD 21202

Travelers Group Inc. (4)                           783,043           7.7%      771,376             7.6%
388 Greenwich Street
New York, NY  10013

Fred Kayne (5)                                     914,493           9.0%    1,391,577            13.0%
Fortune Fashions
6501 Flotilla Street
Commerce, CA  90040

Albert O. Nicholas                                 625,000           6.2%      625,000             6.2%
Nicholas Co., Inc.
700 North Water Street
Milwaukee, WI  53202

Howard Kaplan                                      610,000           6.0%      610,000             6.0%
99 Chauncy Street
Boston, MA  02111

Gerald E. Mitchell (6)                              66,750        *             66,750             *
5388 Sterling Center Drive, Unit C
Westlake Village, CA 91361

Gina M. Shauer (7)                                  27,392        *             27,392             *
5388 Sterling Center Drive, Unit C
Westlake Village, CA 91361

Andrew Feshbach (8)                                 19,534        *             19,534             *
Big Dog Sportswear
121 Gray Avenue, Suite 300
Santa Barbara, CA  93101

Robert R. Hollman (8)                               19,534        *             19,534             *
Topa Management
1800 Avenue of the Stars
Suite 1400
Los Angeles, CA  90067

Jerry R. Welch (8)(9)                               19,534        *             19,534             *
Kayne Anderson Investment Management,
 Inc.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Howard M. Zelikow (8)(9)                            19,534        *             19,534             *
Kayne Anderson Investment Management,
 Inc.
1800 Avenue of the Stars
Second Floor
Los Angeles, CA  90067

Ronald J. Blumenthal (10)                           55,608        *             55,608             *
5388 Sterling Center Drive, Unit C
Westlake Village, CA  91361

All executive officers and directors             5,866,564          55.2%   10,511,544             69.7%
as a group (twelve persons) (11)

_________________________

     * Less than one percent.

     (1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

     (2) The 4,680,458 shares include (i) 199,034 shares held directly by Mr. Kayne (including 19,534 shares which may be acquired within 60 days upon exercise of options) and (ii) 4,481,424 shares held by managed accounts of KAIM Non-Traditional, L.P. ("KAIM, LP"), a registered investment adviser (including 190,000 share which may be acquired within 60 days upon exercise of Existing Warrants). Mr. Kayne has sole voting and dispositive power over the shares he holds directly. He has shared voting and dispositive power along with Kayne Anderson Investment Management, Inc. ("KAIM, Inc."), the general partner of KAIM, LP, over the remaining shares. (Mr. Kayne is the President, Chief Executive Officer and a Director or KAIM, Inc., and the principal stockholder of its parent company.) The shares held by managed accounts of KAIM, LP include, among others, the following shares held by investment funds for which KAIM, LP serves as general partner or manager: 1,481,703 shares held by Kayne Anderson Non-Traditional Investments, L.P.; 1,081,651 shares held by ARBCO Associates, L.P.; 1,023,158 shares held of Offense Group Associates, L.P.; 315,412 shares held by Opportunity Associates, L.P.; and 75,000 shares held by Kayne Anderson Offshore Limited. KAIM disclaims beneficial ownership of the shares reported, except those shares attributable to it by virtue of its general partner interests in the limited partnerships holding such shares. Mr. Kayne disclaims beneficial ownership of the shares reported, except those shares held by him directly or attributable to him by virtue of his limited and general partner interests in such limited partnerships and by virtue of his indirect interest in the interest of KAIM in such limited partnerships. The foregoing is based on information provided by Mr. Kayne and KAIM, L.P. to the Company as of May 4, 1998.

     (3) David L. Warnock and Edward L. Cahill are each managing members of Cahill, Warnock & Company, LLC ("CW") and general partners of Cahill, Warnock Strategic Partners, L.P. ("CWSP"). CWSP and
          CW are the general partners, respectively, of Cahill, Warnock Strategic Partners Fund, L.P. ("SPF") and Strategic Associates, L.P. ("SA"). SPF owns Debentures currently convertible into 710,500 shares of common stock and 150,100 currently exercisable Existing Warrants to purchase common stock. SA owns Debentures currently convertible into 39,500 shares of common stock and 8,233 currently exercisable Existing Warrants to purchase common stock. Each of Messrs. Warnock and Cahill, CW, CWSP, SPF and SA may be deemed to beneficially own 988,333 shares of common stock. Messrs. Warnock and Cahill, CW and CWSP disclaim beneficial ownership with respect to the shares held by SPF and SA. SPF disclaims beneficial ownership with respect to the shares underlying the Debentures and the Existing Warrants held by SA. SA disclaims beneficial ownership with respect to the shares underlying the Debentures and the Existing Warrants held by SPF. The shares reported above and in the table exclude 9,217 currently exercisable options to purchase common stock held by Mr. Warnock.

     (4) The amount and nature of beneficial ownership of 783,043 shares has been taken from an Amendment No. 2 to Schedule 13G filed on January 23, 1998, which states that (i) Primerica Life Insurance Company, Travelers Insurance Holdings Inc. and The Travelers Insurance Company each report beneficial ownership of 631,376 shares and (ii) The Travelers Insurance Group Inc., PFS Services, Inc., Associated Madison Companies, Inc. and Travelers Group Inc. each report beneficial ownership of 783,043 shares. The amount reported in the table and in clause (ii) above includes currently exercisable Existing Warrants to purchase 31,667 shares of common stock.

     (5) Includes 855,376 shares, 39,583 warrants and 19,534 currently exercisable options to purchase common stock.

     (6) Includes 9,000 shares, currently exercisable options to purchase 48,750 shares of common stock and 9,000 shares held by the Company's Employee Stock Purchase Plan for the benefit of Mr. Mitchell.

     (7) Includes 291 shares, currently exercisable options to purchase 26,667 shares of common stock and 434 shares held by the Company's Employee Stock Ownership Plan for the benefit of Ms. Shauer.

     (8) All shares consist of currently exercisable options to purchase common stock.

     (9) Messrs. Welch and Zelikow are Managing Directors of Kayne Anderson Investment Management, Inc.; however, they disclaim beneficial ownership with respect to shares held by KAIM or any of its affiliates.

     (10) Includes currently exercisable stock options to purchase 55,000 shares of common stock and 608 shares held by the Company's Employee Stock Ownership Plan for the benefit of Mr. Blumenthal.

     (11) Includes common stock beneficially owned by executive officers and directors, including 21,667 with respect to Ms. Platfoot, 9,312 with respect to Ms. Iglesias and 12,478 with respect to Mr. Pollack.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                                                              Executive
 Name                   Age       Position                   Officer Since
-------                 ---       --------                   -------------
Jerry R. Welch          47   Chairman of the Board,             1996
                               President and Chief
                               Executive Officer

Gina M. Shauer          34   Chief Financial Officer and        1994
                               Secretary

Ronald J. Blumenthal    52   Senior Vice President              1994

Michele Iglesias        31   Vice President-Human Resources     1996

Gerald E. Mitchell      43   Vice President-Merchandising       1996

Marilyn Platfoot        43   Vice President-Retail Operations   1996

Richard Pollock         46   Vice President-Logistics           1996

     All officers serve at the discretion of the Board of Directors.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     JERRY R. WELCH became Chief Executive Officer of the Company in March 1996, assumed the position of President in September 1996 and has served as Chairman of the Board since August 1995. Mr. Welch also serves as a Managing Director of Kayne Anderson Investment Management, Inc. and has served in such capacity since January 1993. Mr. Welch is also the Chairman of the Board and Chief Executive Officer of Glacier Water Services, Inc. and has served in such capacities since April 1993 and September 1994, respectively.

     GINA M. SHAUER became Chief Financial Officer of the Company in May 1994 and Secretary in August 1995. Ms Shauer served as a Senior Manager with Price Waterhouse in Woodland Hills, California from January 1986 until April 1994.

     RONALD J. BLUMENTHAL became Senior Vice President of the Company in September 1996 and served as Vice President-Retail Operations from December 1993 to September 1996. Prior to joining the Company, Mr. Blumenthal served as Vice President of Store Operations for Cost Plus Imports, from 1990 until 1993, and for Jos. A. Bank Clothiers from 1985 until 1990, where he also served as Vice President, Real Estate.

     MICHELE IGLESIAS became Vice President - Human Resources of the Company in December 1996 and served as Director of Human Resources from February 1994 to December 1996. Ms. Iglesias' previous experience includes other human resources management positions.

     GERALD E. MITCHELL became Vice President-Merchandising of the Company in July 1996. Mr. Mitchell previously served as Vice President-Merchandising for Discovery Channel Stores in Dallas, Texas.

     MARILYN PLATFOOT became Vice President-Retail Operations of the Company in April 1996. Ms. Platfoot previously served as Western Regional Manager for Brookstone Stores from 1992 to 1996. Prior to that, Ms. Platfoot spent 13 years with the Foxmoor Casual chain, ultimately serving as West Coast Regional Manager.

     RICHARD POLLOCK became Vice President-Logistics of the Company in September 1996 and served as Director of Logistics from June to September 1996. Prior to joining the Company, Mr. Pollock served as Regional Operations Manager with USCO Distribution Services and has held several senior level distribution positions.

ELECTION OF DIRECTORS

     The Board of Directors proposes the election of six (6) directors, each to hold office until the next annual meeting and until their successors are elected and qualified. Unless authority to vote for directors has been withheld in the Proxy, the persons named in the enclosed Proxy intend to vote at the meeting for the election of the nominees presented below. All nominees have consented to serve as a director for the ensuing year. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

     The candidates in the election of directors receiving the highest number of affirmative votes of the shares entitled to vote, up to the number of directors to be elected by such shares, will be elected. Votes against a candidate and votes withheld, including broker non-votes, have no legal effect on the election, however all such votes count as a part of the quorum. The names and certain information concerning the persons to be nominated as directors at the Annual Meeting are set forth below.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS AND NOMINEES

        Name           Age   Director Since                           Business Experience
--------------------   ---   --------------   -------------------------------------------------------------------
Andrew Feshbach         37         1995       Mr. Feshbach is a Vice President of Fortune Financial, President
                                              of Big Dog Sportswear and an Executive Vice President of
                                              Fortune Fashions.  Previously, Mr. Feshbach was a partner in
                                              Maiden Lane, a merchant bank, and a Vice President in the
                                              Mergers and Acquisitions Group of Bear Stearns.

Robert R. Hollman       54         1995       Mr. Hollman has been President and Chief Executive Officer of
                                              Topa Management Company since 1971 and President and Chief
                                              Executive Officer of Topa Savings Bank since 1989.  He has also been a Director and Officer of Topa Equities, Ltd., the parent company of Topa Savings Bank, since 1969.

Fred Kayne              60         1995       Mr. Kayne is President and Chairman of Fortune Financial,
                                              where he is responsible for directing all of its investment activities.  Mr. Kayne is also President of Fortune Fashions and
                                              Chairman of Big Dog Sportswear.  Mr. Kayne was a partner of
                                              Bear, Stearns & Co. Inc. until its initial public offering in 1985 after which he was a Managing Director and a member of the
                                              Board of Directors until he resigned in 1986.  Fred Kayne and
                                              Richard A. Kayne are brothers.

Richard A. Kayne        53         1995       Mr. Kayne currently serves as President and Chief Executive
                                              Officer of Kayne Anderson Investment Management, Inc., and
                                              its broker dealer affiliate, K.A. Associates, Inc.  Mr. Kayne has been with Kayne Anderson Investment Management, Inc. since
                                              1985 when it was founded by Mr. Kayne and John E. Anderson.
                                              He is also a Director of Foremost Corporation of America and
                                              Glacier Water Services, Inc.  Richard A. Kayne and Fred Kayne
                                              are brothers.

Jerry R. Welch          47         1995       See "Business Experience of Executive Officers" above.

Howard M. Zelikow       64         1995       Mr. Zelikow has been a management and financial consultant doing business at ZKA Associates since 1987 and has been a
                                              Managing Director of Kayne Anderson Investment Management,
                                              Inc. since 1988.  Mr. Zelikow has been a director of Financial
                                              Security Assurance Holdings Ltd. since 1996 and has served as a director of Queensway Financial Holdings Limited since 1993.
                                              Mr. Zelikow was Executive Vice President and Chief Financial
                                              Officer of The Progressive Corporation from 1976 through 1987.
                                              Mr. Zelikow was a director of Victoria Financial Corporation from 1991 to 1995, a director of Capital Guaranty Corporation from 1994 to 1995, and a director of Nobel Insurance Limited from 1989 to 1993.

     The Directors of the Company serve until their successors are elected and duly qualified at next year's Annual Meeting of Shareholders, which is to be held on or about June 28, 1999. During the fiscal year ended January 31, 1998, the Company's Audit Committee consisted of Messrs. Feshbach, Hollman and Zelikow and the Company's Compensation Committee consisted of Messrs. Richard Kayne and Fred Kayne. The Board of Directors does not have a standing Nominating Committee. The Audit Committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's indepen dent accountants. The Compensation Committee reviews the Company's general compensation strategy and reviews and reports to the Board of Directors with respect to compensation of officers and employee benefit programs.

     Your proxy cannot be voted for a greater number of persons than the number of nominees named.

ATTENDANCE AT MEETINGS

     During the fiscal year ended January 31, 1998, the Board of Directors held a total of 5 meetings, the Compensation Committee held 2 meetings and the Audit Committee held 1 meeting. No member of the Board of Directors, Compensation Committee or Audit Committee attended fewer than 75% of the meetings of the Board, Compensation Committee or Audit Committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the fiscal year ended January 31, 1998, the transition period ended February 1, 1997 and the fiscal year ended June 1, 1996 to the Company's Chief Executive Officer and the other executive officers who received compensation (on an annualized basis) of at least $100,000 during the transition period.

                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                    Long Term Compensation
                                        ---------------------------------------------------   -------------------------
                                         Fiscal                              Other Annual       Securities Underlying
Name and Principal Position             Year-End     Salary       Bonus    Compensation (1)          Options (#)
-------------------------------------   --------   -----------   -------   ----------------   -------------------------
Jerry R. Welch (2)                          1998      $  -0-      $  -0-            $  -0-                    14,765
 Chairman of the Board, President           1997         -0-         -0-               -0-                     9,217
 and Chief Executive Officer                1996         -0-         -0-               -0-                    10,317(3)

Ronald J. Blumenthal                        1998       135,000       -0-               -0-                    15,000
 Senior Vice President                      1997        90,865       -0-               -0-                       -0-
                                            1996       110,161    29,000             4,058                    50,000

Gerald E. Mitchell                          1998       155,000       -0-             8,048                    15,000
  Vice President - Merchandising            1997        80,481       -0-             3,875                    75,000

Marilyn Platfoot                            1998       115,000       -0-               -0-                    15,000
  Vice President Retail Operations          1997        72,981       -0-               -0-                       -0-
                                            1996         6,365       -0-               -0-                    25,000

Gina M. Shauer                              1998       105,000       -0-               -0-                    10,000
   Chief Financial Officer and              1997        66,635       -0-               750                       -0-
   Secretary                                1996        94,138       -0-             1,300                    20,000



(1) Amounts shown include Company contributions under the Company's Employee Stock Ownership Plan and the Company's Employee Stock Purchase Plan, as applicable for the listed executives.

(2) Mr. Welch receives no compensation for serving as Chief Executive Officer or President.

(3) Granted under the 1995 Plan prior to Mr. Welch becoming President and Chief Executive Officer.

DIRECTORS' FEES

     All of the Company's non-employee directors receive directors' fees of $3,000 per quarter. All of the members of the Board of Directors have elected, in lieu of such compensation, to receive options to purchase common stock of the Company at the fair market value on the date the options are granted.

OPTION GRANTS IN THE FISCAL YEAR ENDED JANUARY 31, 1998

     The following table provides certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended January 31, 1998.

                           INDIVIDUAL GRANTS
                      ----------------------------
                       NUMBER OF
                      SUECURITIES      % OF TOTAL
                        NDERLYING       OPTIONS
                        OPTIONS        GRANTED TO                                 POTENTIAL REALIZABLE VALUE AT
                        GRANTED        EMPLOYEES     EXERCISE OR                    ASSUMED ANNUAL RATES OF
                        ---------      IN FISCAL     BASE PRICE     EXPIRATION    STOCK PRICE APPRECIATION FOR
                         (#)(1)           YEAR        ($/SHARE)        DATE               OPTION TERM
                         ------        ----------    -----------    ----------            -----------
NAME                                                                                    5% ($)          10% ($)
----                                                                                   -------         --------
Jerry Welch                3,000              2.4%         $2.50       7/22/07         $12,353         $ 20,303
Jerry Welch               11,765              9.6%         $2.50       7/22/02          37,747           48,393
Gerald Mitchell           15,000             12.2%         $2.50       7/22/07          61,763          101,514
Ron Blumenthal            15,000             12.2%         $2.50       7/22/07          61,763          101,514
Marilyn Platfoot          15,000             12.2%         $2.50       7/22/07          61,763          101,514
Gina Shauer               10,000              8.1%         $2.50       7/22/07          41,175           67,676
Richard Pollock           10,000              8.1%         $2.50       7/22/07          41,175           67,676
Michele Iglesias          10,000              8.1%         $2.50       7/22/07          41,175           67,676

___________________

(1) Named Executive Officers receive options pursuant to the Company's stock compensation plans described elsewhere in this Proxy Statement. The material terms of that program related to recipients, grant timing, number of options, option price and duration are determined by the Board of Directors, subject to certain limitations.

AGGREGATE OPTION EXERCISES IN THE FISCAL YEAR ENDED JANUARY 31, 1998 AND OPTION VALUES AT FISCAL YEAR END

    The following table provides certain information regarding the exercise of stock options held by the Named Executive Officers during the fiscal year ended January 31, 1998 and the number and value of options held as of the end of such fiscal year.

                                                                    NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                                        UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                                                                          FISCAL YEAR END (#)          AT FISCAL YEAR END ($)(1)
                                                                    -------------------------------   ---------------------------
                          SHARES ACQUIRED
 NAME                     ON EXERCISE  (#)   VALUE REALIZED($)(1)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
 ----                     ----------------   --------------------   -------------   ---------------   -----------   -------------

Jerry R. Welch                        -0-                 -0-              19,534            14,765           -0-             -0-
Ronald J. Blumenthal                  -0-                 -0-              33,334            56,666           -0-             -0-
Gerald E. Mitchell                    -0-                 -0-              37,500            52,500           -0-             -0-
Marilyn Platfoot                      -0-                 -0-               8,333            31,667           -0-             -0-
Gina M. Shauer                        -0-                 -0-              23,334            31,666           -0-             -0-

_________________________

(1) On January 29, 1998 (the last day the Company's common stock was traded in the fiscal year ended January 31, 1998), the closing sale price of the Company's common stock on the Nasdaq National Market System was $1.75 per share.

EMPLOYMENT AGREEMENTS

          No employment agreements are currently in effect between the Company and any of its employees.


STOCK COMPENSATION PROGRAMS

1991 Employee Stock Option Plan

          The Company adopted the 1991 Plan, as amended to cover an aggregate of 575,000 shares of the Company's common stock, in October 1991, in order to provide a means of encouraging certain officers and employees of the Company to obtain a proprietary interest in the enterprise and thereby create an additional incentive for such persons to further the Company's growth and development. The information regarding the 1991 Plan provided herein is qualified in its entirety by the full text of such plan, copies of which have been filed with the Securities and Exchange Commission. Options granted vest over periods of up to five years (depending on the terms of the individual grant) commencing on the grant date and expire 10 years thereafter. Options for 389,982 shares were outstanding as of January 31, 1998, 125,717 of which were exercisable.

          On May 5, 1998, the Compensation Committee granted options to purchase an aggregate of 880,000 shares of the Company's common stock (the "New Option Shares") to certain executive officers and employees of the Company (each a "grantee") at an exercise price of $1.75 per share, the closing sale price per share of the Company's common stock on the date of grant. Grant of the New Option Shares is subject to shareholder approval of Shareholder Proposal 2 below, which proposal increases the number of shares of the Company's common stock that may be issued under the 1991 Plan. The Compensation Committee has also determined that grant of the New Option Shares to a grantee is conditioned upon such grantee's cancelling all of his or her existing outstanding options to purchase the Company's common stock. The Compensation Committee may from time to time modify or amend the 1991 Plan as it deems necessary or desirable, but generally may not change an option already granted thereunder without the written consent of the holder of such option (or stock issued on exercise thereof). Of the 880,000 New Option Shares granted, 600,000 option shares were granted to executive officers of the Company in the following amounts: Gerald Mitchell (125,000 option shares), Ron Blumenthal (75,000 option shares), Marilyn Platfoot (125,000 option shares), Gina Shauer (100,000 option shares), Richard Pollock (100,000 option shares), and Michele Iglesias (75,000 option shares). The remaining 280,000 New Option Shares were granted to non-executive employees of the Company.

          The Board of Directors of the Company has proposed an amendment to the 1991 Plan to increase the maximum number of shares of common stock issuable under such plan from 575,000 to 1,150,000 shares, subject to the approval of the shareholders of the Company as provided herein. The amendment to the 1991 Plan, as approved by the Board of Directors to be effective as of May 5, 1998, is set forth in its entirety in Shareholder Proposal 2 below.

1995 Non-Employee Directors Option Plan

          In October 1995, the Company adopted the 1995 Plan, as amended to cover an aggregate of 250,000 shares of common stock. The information regarding the 1995 Plan provided herein is qualified in its entirety by the full text of such plan, copies of which have been filed with the Securities and Exchange Commission. The 1995 Plan provides for the annual issuance, to each non-employee director, of options to purchase 3,000 shares of common stock. In addition, each director is entitled to make an election to receive, in lieu of directors' fees, additional options to purchase common stock. The amount of additional options is determined based on an independent valuation such that the value of the options issued is equivalent to the fees that the director would be otherwise entitled to receive. Options issued under this plan vest on the anniversary date of their grant and upon termination of Board membership. 191,029 options were issued under the plan, 117,204 of which were exercisable as of January 31, 1998.

          The Board of Directors of the Company has proposed an amendment to the 1995 Plan to increase the maximum number of shares of common stock issuable under such plan from 250,000 to 350,000 shares, subject to the approval of the shareholders of the Company as provided herein. The amendment to the 1995 Plan, as approved by the Board of Directors, is set forth in its entirety in Shareholder Proposal 3 below.

Company Employee Stock Purchase Plan

          The Company matches employees' contributions to the Company Employee Stock Purchase Plan at a rate of 50%. The Company's contributions amounted to $24,000, $21,000 and $28,000 in fiscal 1998, the transition period ended February 1, 1997 and fiscal 1996.

Company Employee Stock Ownership Plan

          The Company Employee Stock Ownership Plan is funded exclusively by discretionary contributions determined by the Board of Directors. No contributions were authorized for fiscal 1998 or the transition period ended February 1, 1997. The Board of Directors authorized contributions of $70,000 in fiscal 1996.

COMPENSATION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

          Richard Kayne and Fred Kayne are each members of the Company's Compensation Committee and have participated in transactions requiring disclosure under the section "Certain Relationships and Related Transactions".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee is responsible for approving compensation programs for the Company's management. During the fiscal year ended January 31, 1998, the Compensation Committee consisted of Messrs. Richard Kayne and Fred Kayne.

          Mr. Welch receives a fee for serving as a director, but receives no additional compensation for serving as Chief Executive Officer or President.

          The Compensation Committee believes that the compensation provided to employees of the Company must be competitive for the Company to attract or obtain highly qualified and experienced key employees. Based upon a preliminary review, the Compensation Committee believes that, overall, the Company's compensation programs are competitive with those of comparable companies.

PERFORMANCE GRAPH

    This graph compares the cumulative total return to shareholders of the Company, the Nasdaq National Market (the "Broad Market") index and a peer group of companies (the "Industry Index")(1).



                                    Fiscal Year Ending
                  -------------------------------------------------------
                  1993     1994      1995      1996      1997      1998
                  -----   -------   -------   -------   -------   -------
Company           $ 100   $ 88.75   $ 50.00   $130.00   $103.75   $ 35.00
Broad Market        100    117.56    120.03    169.42    188.23    221.71
Peer Group          100    109.66    136.31    197.29    156.90    164.92



    (1) The Industry Index chosen is an index of specialty retailers compiled by Media General Group that includes forty-three publicly traded companies offering a wide array of specialty retail goods. The Company formerly used an industry index which included all of the companies with publicly traded securities with the SIC code for Catalog and Mail-Order Houses. With the Company's transition from primarily catalog and mail-order sales to primarily retail sales, the Company believes a peer group index comprised of specialty retailers is a more appropriate comparative measure.


    Assumes $100 invested at the beginning of the periods presented and assumes dividends have been reinvested.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of the Company's common stock to file reports of ownership on Forms 3, 4 and 5 with the Commission. Executive officers, directors and 10% stockholders are required by the Commission to furnish the Company with copies of all Forms 3, 4 and 5 as filed.

    Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during the fiscal year ended January 31, 1998, except for the following: Fred Kayne was late in filing his Form 4 for the September 1997 common stock transaction in which he purchased 224,000 shares of the Company's common stock.


                           CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

    In May 1997, certain investors, including Cahill Warnock Strategic Partners Fund, L.P. ("SPF") ($948,000), Strategic Associates, L.P. ("SA") ($52,000), Fred Kayne ($250,000) and KAIM Non-Traditional, L.P. ("KAIM") ($1,200,000) purchased an aggregate principal amount of $3,000,000 of the Company's 11.5% Senior Subordinated Notes due 2000 and warrants to purchase an aggregate of 475,000 shares of the Company's common stock at an exercise price of $3.00 per share, subject to adjustment under certain circumstances.

    In September 1997, certain investors, including SPF (75,800 shares), SA (4,200 shares), Fred Kayne (224,000 shares) and affiliates of KAIM (800,000 shares), purchased an aggregate of 1,510,000 shares of the Company's common stock at a price of $2.50 per share.

    During the fiscal year ended January 31, 1998, Kayne Anderson Investment Management, Inc. provided management, consulting and advisory services to the Company for which it received a fee of $100,000.

     In April 1998, each of the holders, including SPF ($3,749,000), SA ($210,000), Fred Kayne ($250,000) and KAIM ($1,200,000) (the "Existing
Securityholders"), of (a) the Company's Convertible Debentures dated October 11, 1996, as amended on May 30, 1997, in the aggregate principal amount of $3,000,000 (the "Debentures") and (b) the Company's 11.5% Senior Subordinated notes due May 6, 2000 in the aggregate principal amount of $3,000,000 (the "Senior Notes" and together with the Debentures, the "Existing Debt") and warrants to purchase 475,000 shares of the Company's common stock issued in connection with the Senior Notes (the "Existing Warrants" and together with the Senior Notes, the "Senior Securities") entered into a Letter Agreement dated April 6, 1998 (the "Letter Agreement") and an Amendment to Letter Agreement dated April 13, 1998 (the "Amendment", and together with the Letter Agreement, the "Amended Letter Agreement) setting forth a plan of recapitalization (the "Recapitalization").

     The Recapitalization, as more fully set forth in Proposal 5 below, consists of the following: (a) the issuance of $3,850,000 aggregate principal amount of the Company's non-interest bearing Senior Subordinated Notes due May 6, 2000 (the "New Notes") and warrants to purchase 3,850,000 shares of the Company's common stock (the "New Warrants", and together with the New Notes, the "New Securities") to, among others, Fred Kayne ($350,000) and affiliates of KAIM ($3,383,333), (b) a waiver by the Existing Securityholders of all of their rights to interest payments accrued and owing on the Existing Debt on or after February 28, 1998, (c) an agreement by the Existing Securityholders to exchange the Existing Debt and the Existing Warrants for either Series A or Series B Preferred Stock within two-hundred forty days after the issuance of the New Securities and (d) an agreement by the New Securityholders to exchange the New Securities for Series C Preferred Stock simultaneous with the exchange of Existing Debt for Series A and/or B Preferred Stock.


                                  PROPOSAL ONE
                                  ------------


                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS


    The firm of Price Waterhouse LLP, the Company's independent accountants for the fiscal year ended January 31, 1998, was selected by the Board of Directors, upon recommendation of the Audit Committee of the Board of Directors, to act in the same capacity for the fiscal year ending January 30, 1999. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's auditor. The Board of Directors is asking for ratification of such appointment of the auditors by the Company's shareholders.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE.


                                  PROPOSAL TWO
                                  ------------

            APPROVAL OF AMENDMENT TO 1991 EMPLOYEE STOCK OPTION PLAN

    The Board of Directors has proposed to amend Article 3 of the Company's 1991 Plan to increase the maximum number of shares of the Company's common stock subject to the 1991 Plan from 575,000 to 1,150,000 shares. The proposed amendment to the 1991 Plan reads as follows:


          "3.  Shares Subject to the Plan.
               --------------------------


              The stock issuable under this Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock ("Common Stock"). The total number of shares of Common Stock that may be issued under this Plan shall not exceed 1,150,000 shares in the aggregate, subject to adjustment as provided in Section 8 below."


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1991 EMPLOYEE STOCK OPTION PLAN.


                                 PROPOSAL THREE
                                 --------------


        APPROVAL OF AMENDMENT TO 1995 NON-EMPLOYEE DIRECTORS OPTION PLAN


    The Board of Directors has proposed to amend section 12 of the Company's 1995 Plan to increase the maximum number of shares of the Company's common stock subject to the 1995 Plan from 250,000 to 350,000 shares. The proposed amendment to the 1995 Plan reads as follows:


          "12. Common Shares Subject to Options.
               --------------------------------


              The maximum aggregate number of shares of common stock with respect to which Options may be granted from time to time under the Plan is 350,000 shares, subject to adjustment as provided in Section 6 of the Plan."


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTORS OPTION PLAN.


                                 PROPOSAL FOUR
                                 -------------


    APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.


    The Board of Directors has proposed to amend Article Three of the Company's Amended and Restated Articles of Incorporation (the "Articles") to authorize 250,000 shares of "blank check" preferred stock ("Preferred Stock"). The proposed amendment to the Articles reads as follows:


          "THREE:  This corporation is authorized to issue two classes of stock
           -----
          to be designated, respectively, as "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is 25,000,000, of which 24,750,000 shares shall be Common Stock and 250,000 shares shall be Preferred Stock.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions with respect to the Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series."


     The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative rights, relative, participating, optional and other rights, including voting rights, qualifications, limitations, or restrictions thereof, are determined by the Company's Board of Directors. The additional authorized shares that would be available for issuance, if the proposed amendment to the Articles is approved, may be issued for any proper corporate purpose at any time without further stockholder approval (subject, however, to applicable statutes or the rules of the Nasdaq National Market which require stockholder approval for the issuance of shares in certain circumstances). Each series of Preferred Stock may rank senior to the Company's Common Stock with respect to dividends and liquidation rights. No Preferred Stock is presently issued.


    If approved by the stockholders, this provision of the Articles will authorize the Board of Directors to determine, among other things, with respect to each series of Preferred Stock which may be issued: (i) the distinctive designation of such series and the number of shares constituting such series,
(ii) whether or not shares have voting rights and the extent of such voting rights, if any, (iii) the election, term of office, filling of vacancies, and other terms of the directorship of directors, if any, to be elected by the holders of any one or more series of such Preferred Stock, (iv) the dividend rights, if any, including the dividend rates, preferences with respect to other series of classes of stock, the times of payment and whether dividends shall be cumulative, (v) the redemption price, term of redemption, the amount of and provisions regarding any sinking fund for the purchase or redemption thereof,
(vi) the liquidation preferences and the amounts payable on dissolution or liquidation, (vii) the terms and conditions, if any, under which shares of the series may be converted into any other series of class of stock or debt of the Company, and (viii) preemptive rights to purchase or otherwise acquire any Preferred Stock that may be issued in the future.


    The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. The Company has no current agreements, commitments, plans or intentions to issue any additional shares, other than in the Recapitalization as described in Proposal 5 hereof. Depending upon the circumstances in which such additional shares of Preferred Stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider an action of such entity or person not to be in the best interests of the stockholders and the Company.


    If any series of Preferred Stock authorized by the Board provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over the Common Stock as to the payment of such dividends. In addition, if any series of Preferred Stock authorized by the Board so provides, in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each such series of the then outstanding Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could therefore result in a reduction in the assets available for distribution to the holders of Common Stock in the event of liquidation of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.


                                 PROPOSAL FIVE
                                 -------------


                 RATIFY THE COMPANY'S PLAN OF RECAPITALIZATION.



     With the recommendation of the Board of Directors, the Company is submitting to Shareholders for their ratification a plan of Recapitalization of the Company as summarized in the Amended Letter Agreement. The plan of Recapitalization has been entered into by the Company, the purchasers of the New Securities (the "New Securityholders"), the holders of the Company's Convertible Debentures (the "Debenture Holders") and the holders of the Company's 11.5% Senior Subordinated Notes and Existing Warrants (the "Senior Securityholders", and together with the Debenture Holders, the "Existing Securityholders"). The Company is undertaking the Recapitalization in order to improve it's capital structure by the elimination of its indebtedness other than indebtedness outstanding under the Company's bank credit facility. Additionally, the proceeds generated by the Recapitalization will be used by the Company for new store growth and working capital.


     Approval of this Proposal 5 is subject to approval of Proposal 4 by the Company's Shareholders which authorizes blank check Preferred Stock of the Company and, if Proposal 4 is not so approved, Proposal 5 shall be withdrawn.
If Proposal 4 is approved by the Company's Shareholders, Proposal 5 shall not be withdrawn and shall be subject to the vote of the Shareholders. Proposal 5 consists of multiple components, but approval of Proposal No. 5 by the requisite vote of the Shareholders will constitute approval of each component, i.e. there will be no separate vote on the individual components.


     The plan of Recapitalization consists of the following:


     1.   Issuance of New Notes and New Warrants.
          --------------------------------------


     Pursuant to a Securities Purchase Agreement dated as of April 13, 1998 (the "New Purchase Agreement"), for the purchase price of $3,850,000, the Company has issued $3,850,000 aggregate principal amount of the Company's non-interest bearing Senior Subordinated Notes due May 6, 2000 (the "New Notes"), together with warrants to purchase 3,850,000 shares of the Company's common stock exercisable at $1.00 per share (the "New Warrants," and together with the New Notes, the "New Securities"). The New Securities have been issued to the purchasers (the "Purchasers") in the following amounts: (a) parties affiliated with KAIM purchased an aggregate principal amount of $3,383,333 of the New Notes (and a proportional share of the New Warrants), (b) Fred Kayne purchased an aggregate principal amount of $350,000 of the New Notes (and a proportional share of the New Warrants), and (c) a party unaffiliated with the Company purchased an aggregate principal amount of $116,667 of the New Notes (and a proportional share of the New Warrants).


NEW NOTES


     General Information. The New Notes are issued in the aggregate principal amount of $3,850,000. Each New Note is a non-interest bearing unsecured obligation of the Company. Principal repayment on the New Notes is due May 6, 2000. The New Notes may be transferred or exchanged on the books of the Company, such books located at its principal offices, so long as the proposed transaction does not require registration or qualification under federal or state securities law or unless the proposed transaction is registered or qualified as required.


     The New Notes do not contain restrictions on the Company's ability to incur additional indebtedness or issue securities. Additionally, the New Notes may not be redeemed (except insofar as the New Notes may be repaid in full by the Company as set forth below) and are not subject to any sinking fund.

     Subordination. The New Notes are subordinated in right of payment to the prior payment in full of all Senior Debt of the Company. For purposes hereof, "Senior Debt" means the principal and interest on (including any interest accruing after the commencement of any bankruptcy proceeding or which would have accrued but for such proceeding whether or not allowed) and other amounts due on or with respect to (a) indebtedness of the Company, whether outstanding on the date thereof or incurred, assumed or guaranteed by the Company, for money borrowed from banks or other financial institutions and any refinancings or refundings thereof; (b) indebtedness of the Company, whether outstanding on the date thereof or thereafter created, incurred, assumed or guaranteed by the Company, which is not subordinated in right of payment or in rights upon liquidation to any Senior Debt; and (c) indebtedness of the company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements. As of April 15, 1998, the Company had an aggregate amount of $3,000,000 of Senior Debt outstanding. There is no limitation on the Company's incurrence of additional Senior Debt.


          No payment or other distribution on account of principal or redemption of, or other amounts due on the New Notes, and no redemption, purchase, or other acquisition of the New Notes, shall be made by or on behalf of the Company (a) unless full payment of amounts then due for principal and interest and of all other amounts then due on all Senior Debt has been made or duly provided for in cash pursuant to the terms of the instrument governing such Senior Debt, (b) if, at the time of such payment, redemption, purchase or other acquisition, or immediately after giving effect thereto, there shall exist under any Senior Debt, or any agreement pursuant to which any Senior Debt is issued, any default, which default shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being due and payable, or (c) if, at the time of such payment, redemption, purchase or other acquisition, the New Securityholder shall have received written notice from the holder or holders of any Senior Debt or their representative or representatives (a "Payment Blockage Notice") that there exists under such Senior Debt, or any agreement pursuant to which such Senior Debt is issued, any default, which default shall not have been cured or waived, permitting the holders thereof to declare the full amount of such Senior Debt due and payable but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the holder or holders of such Senior Debt) on the earlier of (x) the date on which such event of default shall have been cured or waived or (y) 180 days from the receipt of the Payment Blockage Notice unless payment or distribution with respect to the New Notes are otherwise not then permitted. Upon termination of the Payment Blockage Period, payments on account of principal of the New Notes (other than amounts due and payable by reason of the acceleration of the maturity of the New Notes) and redemptions, purchases or other acquisitions may be made by or on behalf of the Company, if otherwise permitted thereunder.


     So long as any Senior Debt remains unpaid, the New Securityholders will not accelerate, or cause to be accelerated, the New Notes, or exercise any remedies with respect to any event of default occurring with respect to the New Notes for a period of no less than 180 days after the New Securityholders have delivered to the holders of the Senior Debt notice of the occurrence of any default. As a result of the subordination provisions described above, in the event of a liquidation or insolvency, the New Securityholders may recover less ratably than creditors of the Company who are holders of Senior Debt.


     The New Notes rank pari passu with all other subordinated debt, including the Senior Notes and the Debentures; provided however, that if the Company is unable to effect the Preferred Stock Exchange (as set forth in section 4 below) within two-hundred forty days of April 13, 1998, the Senior Notes and Debentures will be subordinate to the New Notes.


     Prepayment of New Notes at the Option of the Holder upon a Change of Control. The Company may prepay all, or a portion thereof (at the election of the New Securityholders), of the unpaid principal amount of the New Notes upon 30 days written notice to the New Securityholders, and acceptance by the New Securityholders of such offer, upon a Change of Control defined as an event or series of events by which (a) KAIM ceases to beneficially own (as beneficial ownership is defined in Rule 13d-3 of the Exchange Act and control, directly or indirectly, at least twenty-five percent (25%) of the issued and outstanding shares of each class of capital stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of the Company; (2) any person or group (as defined in Rule 13d-1 of the Exchange Act), other than a group which includes KAIM, who obtains beneficial ownership (as defined in Rule 13d-3 of the Exchange
Act) or control of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (3) during any two year period commencing on April 13, 1998, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute a majority of the board of directors; (4) any sale, lease, exchange or other transfer ( in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; (5) the merger or consolidation of the

Company with another Person with the effect that immediately after such transaction any beneficial owner of the Company shall have become the beneficial owner of securities of the Person surviving such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving person ordinarily having the right to vote in the election of directors; or (6) the adoption of a plan leading to the liquidation or dissolution of the Company.


     Events of Default and Remedies. The New Purchase Agreement governing each of the New Notes defines an Event of Default to include the following: (a) failure to pay any of the principal on the New Notes within ten (10) days after written notice thereof has been given to the Company; (b) the Company's default in the performance of any covenant contained in Article 5 of the New Purchase Agreement if not cured in full within ten (10) days after written notice thereof has been given to the Company; (c) a material incorrect representation or warranty, as of the date of such representation or warranty made by the Company of any officers of the Company in the New Purchase Agreement and any other written instruments executed in connection therewith; (d) the Company's failure to perform any other term or covenant contained in the New Purchase Agreement if not cured in full within ten (10) days after written notice thereof has been given to the Company; (e) certain events of bankruptcy, insolvency or reorganization in respect of the Company; or (f) any judgment, writ, warrant of attachment or similar process issued against the property of the Company in an aggregate amount exceeding $2,500,000, if not released, vacated, stayed pending appeal or fully bonded within sixty (60) days after its issue or levy.



     Amendments. No amendment, modification or addition to the New Purchase Agreement, and no waiver or consent to noncompliance with any covenant or other provision of the New Purchase Agreement, or the New Notes shall be effective unless set forth in writing and executed by the party against whom enforcement of such amendment, modification, addition, waiver or consent is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


NEW WARRANTS

     In connection with the issuance of the New Notes, the Company has also issued the New Warrants. However, upon approval of the Recapitalization, the New Securities, including the New Warrants, shall be exchanged for the Series C Preferred Stock (as described in section 4 below) at which time the New Warrants shall no longer be outstanding. The exchange of the New Securities is required to occur no later than December 19, 1998, pursuant to the terms of the Recapitalization. The New Warrants are exercisable at any time prior to five years from their date of issuance, subject to prior approval by the Shareholders of the Company. The New Warrants authorize the purchase of 3,850,000 shares of the Company's common stock at $1.00 per share subject to adjustments for (a) a dividend paid of common stock or stock which is not preferred as to dividends or assets and is not subject to redemption (collectively, "Nonpreferred Stock"),
(b) a subdivision of the outstanding shares of Nonpreferred Stock, or (c) a combination of the outstanding shares of Nonpreferred Stock. In the case of a merger, consolidation or disposition of all or substantially all of the Company's property, assets or business to another corporation, and pursuant to the terms of such event, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each New Warrant shall have the right to receive, upon exercise, the equivalent amount of stock of the successor or acquiring corporation.


     As of May 11, 1998, the Existing Warrants entitle the Senior Securityholders to purchase an aggregate of 475,000 shares of the Company's common stock. Upon the approval of this Proposal 5, there will be a total of 4,325,000 warrants to purchase the Company's common stock outstanding and, upon consummation of the Recapitalization (as described herein), no warrants to purchase the Company's common stock will remain outstanding.


     2.  Issuance of Series A Preferred Stock, Series B Preferred Stock and
         ------------------------------------------------------------------
 Series C Preferred Stock.
 ------------------------


     Subject to approval of Proposal 4 and as part of the Recapitalization, the Company is seeking authority to issue three series of Preferred Stock, Series A, Series B and Series C Preferred Stock, with the following rights, preferences and privileges:


 SERIES A PREFERRED STOCK


     The Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") shall rank senior to the Company's common stock and pari passu with the Company's Series B Preferred Stock and Series C Preferred Stock with respect to liquidation, and shall be senior or pari passu with any other preferred stock subsequently issued by the Company; provided however, that the Series A Preferred Stock shall be senior with respect to liquidation to the Series B Preferred Stock and the Series C Preferred Stock from and after June 1, 2002.


     The Series A Preferred Stock shall have a per share liquidation preference of $100 (the "Series A Liquidation Value"). Consent of the holders of at least a majority of the Series A, B and C Preferred Stock voting together as a single class, will be required for (i) any sale by the Company of a substantial portion of its assets, (ii) any merger of the Company with another entity,
 (iii) each amendment of the Company's articles of incorporation, and (iv) any action that (x) increases the authorized number of shares of Preferred Stock of the Company of any series, (y) creates any new class or series of shares having preference over or being on a parity with the Series A, B and C Preferred Stock, or (z) creates any contractually subordinated debt of the Company. Such consent shall not be unreasonably withheld. Except for such consent rights and voting rights as may be provided by applicable law, the Series A Preferred Stock shall have no voting rights as a separate series except the right to vote as a separate series with the class of Preferred Stock as to any matters regarding the modification of the rights, privileges or terms of the Series A Preferred Stock and otherwise in accordance with applicable law.


     The Series A Preferred Stock shall be redeemed by the Company on May 31, 2002 for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Liquidation Value. The Series A Preferred Stock shall also be redeemed by the Company for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Liquidation Value upon the occurrence of a Change of Control defined as (i) any merger or consolidation of the Company where the Company is not the surviving corporation or as a result of which KAIM and its affiliates cease to beneficially own and control (as beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, at least twenty-five (25%) of the issued and outstanding shares of each class of capital stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the Board of Directors of the Company, or (ii) any sale or transfer of all or substantially all of the Company's assets or stock.


     The Series A Preferred Stock shall also be mandatorily redeemable by the Company for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series A Liquidation Value if the Company shall consummate the sale or a series of related sales for cash or equity securities, the net proceeds to the Company from which (after deduction of discounts, commissions and other offerings expenses) shall equal or exceed the sum of $12,000,000 plus the amount of Series A Preferred Stock originally issued Pursuant to the Recapitalization.


     There shall be no dividends on the Series A Preferred Stock prior to June 1, 2002. Thereafter, dividends on the Series A Preferred Stock shall cumulate and accrue on a daily basis without interest, at the rate of $15.00 per share per annum. After June 1, 2002, the holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, quarterly payments of dividends on the Series A Preferred Stock. The cumulation and accrual of dividends on the Series A Preferred Stock after June 1, 2002 shall occur regardless of whether or not the Company shall have funds legally available for the payment of dividends.


     In no event, so long as any Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any common stock, other than a dividend or distribution payable in shares of common stock, nor (without the written consent of the holders of 50% of the outstanding shares of Series A Preferred Stock) shall any shares of common stock be purchased or redeemed by the Company, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any common stock.


     The holders of Series A Preferred Stock shall receive from the Company the annual, quarterly and monthly financial statements. Representatives of the holders of the Series A Preferred Stock shall have the right, upon reasonable notice, to inspect the books and records of the Company.


 SERIES B PREFERRED STOCK


     The Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") shall rank senior to the Company's common stock and pari passu with the Company's Series A Preferred Stock and Series C Preferred Stock with respect to liquidation, and shall be senior or pari passu with any other preferred stock subsequently issued by the Company; provided however, that the Series A Preferred Stock shall be senior with respect to liquidation to the Series B Preferred Stock and the Series C Preferred Stock from and after June 1, 2002.

     The Series B Preferred Stock shall have a per share liquidation preference of $100 (the "Series B Liquidation Value"). Consent of the holders of at least a majority of the Series A, B and C Preferred Stock voting together as a single class, will be required for (i) any sale by the Company of a substantial portion of its assets, (ii) any merger of the Company with another entity,
 (iii) each amendment of the Company's articles of incorporation, and (iv) any action that (x) increases the authorized number of shares of Preferred Stock of the Company of any series, (y) creates any new class or series of shares having preference over or being on a parity with the Series A, B and C Preferred Stock, or (z) creates any contractually subordinated debt of the Company. Such consent shall not be unreasonably withheld. Except for such consent rights and voting rights as may be provided by applicable law, the Series B Preferred Stock shall have no voting rights as a separate series except the right to vote as a separate series with the class of Preferred Stock as to any matters regarding the modification of the rights, privileges or terms of the Series B Preferred Stock and otherwise in accordance with applicable law.


     The Series B Preferred Stock shall be convertible in whole or in part at any time, and from time to time, at the option of the holders into shares of the Company's common stock at a rate equal to $1.50 per share (the "Series B Conversion Price"). The Series B Preferred Stock will be subject to anti-dilution provisions providing for adjustments to the Series B Conversion Price upon (i) dividend or distribution of shares of common stock to holders of common stock and (ii) subdivision or combination of the outstanding shares of common stock.


     The Series B Preferred Stock shall be mandatorily redeemed by the Company for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series B Liquidation Value upon the occurrence of a Change of Control defined as (i) any merger or consolidation of the Company where the Company is not the surviving corporation or as a result of which KAIM and its affiliates cease to beneficially own and control (as beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, at least twenty-five (25%) of the issued and outstanding shares of each class of capital stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the Board of Directors of the Company or (ii) any sale or transfer of all or substantially all of the Company's assets or stock. In connection with such an event, the Company shall provide the holders of the Series B Preferred Stock with prior written notice no later than 30 days in advance of a mandatory redemption due to a Change of Control.


     There shall be no dividends paid on the Series B Preferred Stock.


     The holders of Series B Preferred Stock shall receive from the Company the annual, quarterly and monthly financial statements. Representatives of the holders of the Series B Preferred Stock shall have the right, upon reasonable notice, to inspect the books and records of the Company.


     If the Company proposes to offer additional securities (other than employee incentive stock or stock options, securities issued in a public offering or the acquisition of another company, or shares issued upon conversion or exercise of outstanding securities), the Company will first offer all such securities to the holders of the Series B and the Series C Preferred Stock (or common stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock) on a pro rata basis. Such preemptive rights will not be transferable and will terminate with respect to any shares of Series B Preferred Stock or Series C Preferred Stock (or common stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock), as the case may be, upon the earlier of the (i) transfer of such shares or (b) the fifth anniversary of the Preferred Stock Exchange as set forth below.


 THE SERIES C PREFERRED STOCK


     The Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") shall rank senior to the Company's common stock and pari passu with the Company's Series A Preferred Stock and Series B Preferred Stock with respect to liquidation, and shall be senior or pari passu with any other preferred stock subsequently issued by the Company; provided however, that the Series A Preferred Stock shall be senior with respect to liquidation to the Series B Preferred Stock and the Series C Preferred Stock from and after June 1, 2002.


     The Series C Preferred Stock shall have a per share liquidation preference of $100 (the "Series C Liquidation Value"). Consent of the holders of at least a majority of the Series A, B and C Preferred Stock voting together as a single class, will be required for (i) any sale by the Company of a substantial portion of its assets, (ii) any merger of the Company with another entity,
 (iii) each amendment of the Company's articles of incorporation and (iv) any action that (x) increases the authorized number of shares of Preferred Stock of the Company of any series, (y) creates any new class or series of shares having preference over or being on a parity with the Series A, B and C Preferred Stock, or (z) creates any contractually subordinated debt of the Company. Such consent shall not be unreasonably withheld. Except for such consent rights and voting rights as may be provided by applicable law, the Series C Preferred Stock shall have no voting rights as a separate series except the right to vote as a separate series with the class of Preferred Stock as to any matters regarding the modification of the rights, privileges or terms of the Series C Preferred Stock and otherwise in accordance with applicable law.


     The Series C Preferred Stock shall be convertible in whole or in part at any time, and from time to time, at the option of the holders into shares of the Company's common stock at a rate equal to $1.00 per share, (the "Series C Conversion Price"). The Series C Preferred Stock will be subject to anti-dilution provisions providing for adjustments to the Series C Conversion Price upon (i) dividend or distribution of shares of common stock to holders of common stock and (ii) subdivision or combination of the outstanding shares of common stock.


     The Series C Preferred Stock shall be mandatorily redeemed by the Company for cash (subject to the legal availability of funds therefor) at a price per share equal to the Series C Liquidation Value upon the occurrence of a Change of Control defined as (i) any merger or consolidation of the Company where the Company is not the surviving corporation or as a result of which KAIM and its affiliates cease to beneficially own and control (as beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, at least twenty-five (25%) of the issued and outstanding shares of each class of capital stock of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the Board of Directors of the Company, or (ii) any sale or transfer of all or substantially all of the Company's assets or stock. In connection with such an event, the Company shall provide the holders of the Series C Preferred Stock with prior written notice no later than 30 days in advance of a mandatory redemption due to a Change of Control.


     There shall be no dividends paid on the Series C Preferred Stock.


     The holders of Series C Preferred Stock shall receive from the Company the annual, quarterly and monthly financial statements. Representatives of the holders of the Series C Preferred Stock shall have the right, upon reasonable notice, to inspect the books and records of the Company.


     If the Company proposes to offer additional securities (other than employee incentive stock or stock options, securities issued in a public offering or the acquisition of another company, or shares issued upon conversion or exercise of outstanding securities), the Company will first offer all such securities to the holders of the Series C and the Series B Preferred Stock (or common stock issued upon conversion of the Series C Preferred Stock or Series B Preferred Stock) on a pro rata basis. Such preemptive rights will not be transferable and will terminate with respect to any shares of Series C Preferred Stock or Series B Preferred Stock (or common stock issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock), as the case may be, upon the earlier of the (i) transfer of such shares or (b) the fifth anniversary of the Preferred Stock Exchange as set forth below.


     3.   Exchange of the Existing Securities for Series A and/or Series B
          ----------------------------------------------------------------
Preferred Stock.
---------------


     Subject to approval of Proposal 4 and as part of the Recapitalization, the Company is seeking authority to effect an exchange wherein the Debenture Holders will exchange the Debentures, and the Senior Securityholders will exchange the Senior Notes and the Existing Warrants for an aggregate of 30,000 shares of the Series A Preferred Stock and an aggregate of 30,000 shares of the Series B Preferred Stock at the exchange price of $1,000 principal amount of Existing Debt per ten shares of Series A Preferred Stock or Series B Preferred Stock and, simultaneously, the New Securityholders will exchange the New Securities (as described in section 4 below), in an exchange transaction to occur no later than December 19, 1998 (the "Preferred Stock Exchange"). The following is a description of the material terms of the Debentures, the Senior Notes and the Existing Warrants.


DEBENTURES


     General. The Debentures in the aggregate principal amount of $3,000,000 mature on May 31, 2002. Each Debenture is an unsecured obligation of the Company and bears interest at a rate of 8% per annum from October 11, 1996 until maturity, payable quarterly on February 28, May 31, August 31 and November 30 of each year. Under the terms of the Amended Letter Agreement, each Debenture Holder has waived their right to receive any interest accrued and owing on or after February 28, 1998 and, as of such date, there was no default in interest or principal on the Debentures. Principal and interest on the Debentures is payable at the principal office of each Debenture Holder or at such other place as the holders may designate from time to time in writing to the Company. The Debentures may be transferred or exchanged on the books of the Company, such books located at its principal offices.


     The Debentures do not contain restrictions on the Company's ability to incur additional indebtedness or issue securities. Additionally, the Debentures do not pay dividends, may not be redeemed (except in so for as the Debentures may be prepaid in full by the Company as set forth below) and are not subject to any sinking fund.


     Conversion. Each Debenture Holder may at any time prior to their maturity convert the entire principal amount of its outstanding Debentures (or any portion thereof) into the number of shares of the Company's common stock determined by dividing the principal amount so converted by the purchase price of $4.00 per share, as adjusted from time to time in certain circumstances as described therein. The Debentures shall be convertible by surrender of the Debentures at the Company's principal offices of the Company accompanied by written notice from the Debenture Holder to the Company stating the holder thereof's election to convert.


     Subordination. The Debentures are subordinated in right of payment to the prior payment in full of all Senior Debt of the Company. For purposes hereof, "Senior Debt" means the principal of, interest on (including any interest accruing after the commencement of any bankruptcy proceeding or which would have accrued but for such proceeding whether or not allowed) and other amounts due on or with respect to (i) indebtedness of the Company, whether outstanding or borrowed from banks or other financial institutions and any refinancings or refundings thereof, (ii) indebtedness of the Company, whether outstanding on the date of issuance of the Debentures or thereafter created, incurred, assumed or guaranteed by the Company, which is not subordinated in right of payment or in rights upon liquidation to any Senior Debt and (iii) indebtedness of the Company under interest rate swaps, caps or similar hedging agreements and foreign exchange contracts, currency swaps or similar agreements.


     No payment or other distribution on account of principal of or redemption of, interest on or other amounts due on the Debentures, and no redemption, purchase or other acquisition of the Debentures may be made by or on behalf of the Company unless (i) full payment of amounts then due on all Senior Debt of the Company has been made or duly provided for in cash pursuant to the terms of the instruments governing such Senior Debt, (ii) no default (except default which have been cured or waived) shall exist under the terms of any Senior Debt which shall have resulted in the full amount of such Senior Debt being due and payable or (iii) no other default has occurred on the Company's Senior Debt as to which such default relates to accelerate its maturity and the Company receives notice of such default (a "Payment Blockage Notice") that there exists under such Senior Debt any default that has not been cured or waived, permitting the holders thereof to declare the full amount of such Senior Debt due and payable, but only for the period (the "Payment Blockage Period") commencing on the receipt of the Payment Blockage Notice and ending (unless earlier terminated by the holders of the Senior Debt) on the earlier of (a) the date on which such default shall have been cured or waived or (b) 180 days from the receipt of the Payment Blockage Notice unless payment or distribution with respect to the Debentures is otherwise permitted. Upon termination of the Payment Blockage Period, payments on account of principal and interest on the Debentures (other than amounts due an payable by reason of the acceleration of the maturity of the Debentures) and redemptions, purchases or other acquisitions may then be made by or on behalf of the Company.


     So long as any Senior Debt remains unpaid, the holders of the Debentures may not accelerate, or cause to be accelerated, the Debentures, or exercise any remedies with respect to any default occurring with respect to the Debentures for a period of no less than 180 days after the holders have delivered to the holders of the Senior Debt notice of the occurrence of any event of default. As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of the Debentures may recover less ratably than creditors of the Company who are holders of Senior Debt.


     The Debentures rank pari passu with all other subordinated dated; provided however that if the Company is unable to effect the Preferred Stock Exchange within two-hundred forty days of April 13, 1998, the Debentures will be subordinate to the New Notes.


     Prepayment. Commencing on October 11, 1999, the Company may prepay all, but not less than all, the unpaid principal amount, and any outstanding interest on, the Debentures upon 30 days written notice to the holders of the Debentures upon the happening of (i) the Company's filing of a registration statement covering, at the option of the holder, all or a portion of the shares of common stock underlying the Debentures and such registration statement has been declared effective on or before the date of prepayment, and (ii) the market price of the Company's common stock on the date of such notice is at least $7.50 per share (as adjusted from time to time as provided in the Debentures).

     Repurchase of Debentures at the Option of the Holder upon a Change of Control. Upon the happening of a Change of Control, provided the initial Purchasers (SPF and SA) of the Debentures have not transferred their Debentures to a third party, the Company is required to send a notice to the initial Purchasers offering to repurchase such Purchasers' Debentures (or at each Purchaser's option, any portion thereof) at the par amount thereof, plus interest accrued and unpaid thereon to the date of such repurchase. A "Change of Control" is defined as an event or series of events by which (i) KAIM and its affiliates cease to beneficially own and control at least 25% of the issued and outstanding shares of each class of capital stock of the Company entitled to vote for the election of a majority of the members of the Board of Directors of the Company, (ii) any person or group (other than a group which includes KAIM or its affiliates) gains control of a majority of the Company's shares entitled to vote for the Board of Directors, (iii) during the two-year period commencing May 30, 1997, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, (iv) a sale, lease, exchange or other transfer of all or substantially all the assets of the Company, (v) the merger or consolidation of the Company with another corporation in which the majority of the voting power of the surviving corporation is different from the current majority voting power of the Company or (vi) the adoption of a plan leading to the dissolution or liquidation of the Company.


     Events of Default and Remedies. The Purchase Agreements governing each of the Debentures (the "Debenture Purchase Agreements") defines an Event of Default to include the following: (i) failure to pay an installment of principal or interest on the Debentures within ten days after written notice thereof has been given to the Company, (ii) the Company's default in the performance of any covenant contained in Article V of each of the Purchase Agreements if not cured in full within ten days after written notice thereof has been given to the Company, (iii) an incorrect representation or warranty, as of the date of such representation or warranty, made by the Company or its subsidiaries in the Debenture Purchase Agreements, (iv) the Company's or any subsidiary's failure to perform any other covenant contained in each of the Purchase Agreements if not cured in full within ten days after written notice thereof has been given to the Company, (v) certain events of bankruptcy, insolvency or reorganization in respect of the Company or (vi) any judgment, writ, warrant of attachment or similar process shall be issued against the property of the Company or any of its subsidiaries in an aggregate amount which exceeds $2,500,000, if not release, appealed or vacated within 60 days after its issue or levy.


     Upon the occurrence of any event of default, any Debenture Holder may, by notice to the Company, declare the entire unpaid principal amount of such Debenture, all interest accrued and unpaid thereon and all other amounts payable to such holder under such Debentures, if any, to be due and payable without further presentment required. Each Debenture Holder, at its election, may waive any default or event of default for itself only.


     Amendments. No amendment of a Debenture shall be valid or binding unless set forth in writing and executed by the party against whom enforcement of the amendment or modification is sought.


SENIOR NOTES


     The Company's Senior Notes are issued in the aggregate principal amount of $3,000,000 on substantially the same terms as the New Notes (as set forth in section 1 above) with the following exceptions: (a) each Senior note bears interest at the rate of 11.5% per annum from May 6, 1997 until maturity on May 6, 2000 payable quarterly on January 31, April 30, July 31 and October 31 of each year; (b) under the terms of the Amended Letter Agreement, each Senior Securityholder has waived their right to receive any interest accrued and owing on or after February 28, 1998 and, as of such date, there was no default on interest or principal on the Senior Notes; and (c) under the terms of the Amended Letter Agreement, if the Preferred Stock Exchange does not occur within two-hundred forty days of April 13, 1998, the Senior Securityholders have agreed to subordinate the Senior Notes to the New Notes.


EXISTING WARRANTS


     The Company's Existing Warrants are exercisable at any time prior to five years from their original date of issuance and authorize the purchase of an aggregate of up to 475,000 shares of the Company's common stock at an exercise price of $4.00 per share, subject to adjustments for (a) a dividend paid of Nonpreferred Stock, (b) a subdivision of the outstanding shares of Nonpreferred Stock, or (c) a combination of the outstanding shares of Nonpreferred Stock. In case of a merger, consolidation or disposition of all or substantially all of the Company's property, assets or business to another corporation, and pursuant to the terms of such event, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each Existing Warrant shall have the right to receive, upon exercise, the equivalent amount of stock of the successor or acquiring corporation.

     As of May 11, 1998, the Existing Warrants entitle the Senior Securityholders to purchase an aggregate of 475,000 shares of the Company's common stock. Upon the approval of this Proposal 5, there will be a total of 4,325,000 warrants to purchase the Company's common stock outstanding and, upon consummation of the Recapitalization (as described herein), no warrants to purchase the Company's common stock will remain outstanding.


     4.   Exchange of the New Securities for Series C Preferred Stock.
          ------------------------------------------------------------


     Subject to approval of Proposal 4 and as part of the Recapitalization, the Company is seeking authority to effect an exchange wherein the New Securityholders will exchange the New Securities, consisting of the New Notes and the New Warrants, for an aggregate of 38,500 shares of the Series C Preferred Stock at the exchange price of $1,000 principal amount of New Notes per ten shares of Series C Preferred Stock in the Preferred Stock Exchange.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE COMPANY'S RECAPITALIZATION PLAN.



                                 ANNUAL REPORT


    The Annual Report of the Company including financial statements for the fiscal year ended January 31, 1998, is being forwarded to each shareholder with this Proxy Statement.



                                 OTHER MATTERS


    The Board of Directors has no knowledge of any other matters which may come before the Annual Meeting. If any other matters shall properly come before the meeting, the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS


    Proposals of shareholders intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Secretary of the Company prior to May 1, 1999 for inclusion in the Proxy Statement for the Annual Meeting of Shareholders scheduled to be held on or about June 28, 1999.


    Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.



                                         Gina M. Shauer
                                         Secretary


Dated:  June ___, 1998

                                  AVAILABILITY


    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, THE RIGHT START, INC., 5388 STERLING CENTER DRIVE, UNIT C, WESTLAKE VILLAGE, CALIFORNIA 91361.



                           FORWARD-LOOKING STATEMENTS


    This Proxy Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Proxy Statement are intended to be subject to the safe harbor protection provided by Sections 27A and 21E. All forward-looking statements involve risks and uncertainties. Although the Company believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not materially differ from its expectations. For factors that may cause actual results to materially differ from expectations and underlying assumptions, see the Company's Registration Statement on Form S-3 (File No. 333-08175) and periodic reports, including the Annual Report on Form 10-K for the fiscal year ended January 31, 1998, filed by the Company with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.



                           INCORPORATION BY REFERENCE


    The financial and other information required pursuant to Item 13 (a) of Proxy Rule 14a-101/Schedule 14a is hereby incorporated by reference in to this proxy statement from the information provided in the Company's previously filed Form 10-K.

PROXY
                             THE RIGHT START, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
     JERRY R. WELCH, with full power of substitution, is hereby appointed proxy to vote the stock of the undersigned in The Right Start, Inc. at the Annual Meeting of Shareholders on June 29, 1998, and at any adjournments, to be held at The Right Start retail store located at 2001 North Sepulveda Boulevard, Manhattan Beach, California.

MANAGEMENT RECOMMENDS THAT YOU VOTE "FOR" AUTHORITY ON ELECTION OF DIRECTORS AND FOR THE BOARD'S PROPOSALS ONE, TWO, THREE, FOUR AND FIVE.

            ELECTION OF DIRECTORS
            [ ]  FOR all Nominees listed below (except as indicated to the       [ ]  WITHHOLD AUTHORITY to vote
                 contrary below)                                                     for all Nominees listed below

     Jerry Welch, Richard Kayne, Fred Kayne, Andrew Feshbach, Robert Hollman and Howard Zelikow.

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------------------------

PROPOSAL 1. RATIFICATION OF AUDITORS
   FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]--PROPOSAL 1 appointment of Price
   Waterhouse LLP as auditors for fiscal 1998.

PROPOSAL 2. APPROVAL OF AMENDMENT TO 1991 EMPLOYEE STOCK OPTION PLAN
   FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]--PROPOSAL 2 approval of proposed
   amendment to The Right Start, Inc. 1991 Employee Stock Option Plan.

PROPOSAL 3. APPROVAL OF AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTORS OPTION PLAN
   FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]--PROPOSAL 3 approval of amendment
   to The Right Start, Inc. 1995 Non-Employee Directors Option Plan.

PROPOSAL 4. APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF
   INCORPORATION
   FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]--PROPOSAL 4 approval of amendment
   to The Right Start, Inc. Amended and Restated Articles of Incorporation.

PROPOSAL 5. RATIFICATION OF PLAN OF RECAPITALIZATION
   FOR [ ] AGAINST [ ] ABSTAIN [ ]--PROPOSAL 5 approval of The Right Start, Inc. Plan of Recapitalization.

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

THE PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES AND FOR PROPOSALS 1, 2, 3, 4 AND 5. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR WHICH THE AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                           Please sign exactly as name appears
                                           hereon.
                                           _____________________________________
                                           _____________________________________
                                           Dated:________________________, 1998
                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, as executor,
                                           administrator, trustee or guardian,
                                           please indicate as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.


        PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE